SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



                        Date of Report: December 11, 2003



                                ESSEX CORPORATION
             (Exact name of Registrant as specified in its charter)



Commission File No.  0-10772



              Virginia                                               54-0846569
(State or other jurisdiction of                           (IRS Employer ID No.)

incorporation or organization)



         9150 Guilford Road
         Columbia, Maryland                                          21046-2306
(Address of principal executive office)                              (Zip Code)



Registrant's telephone number, including area code:              (301) 939-7000

                                ESSEX CORPORATION





ITEM 5. OTHER EVENTS

         On December 11, 2003, Essex Corporation issued a press release announcing that it has priced the follow-on public offering of its common stock at a price of $8.50 per share. The offering consists of 4 million shares offered by the Company. The Company has granted the underwriters the right to purchase up to 150,000 additional shares from the Company and up to 450,000 additional shares from certain selling shareholders to cover over-allotments, if any. A copy of the Registrant's press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

        99.1 Press Release dated December 11, 2003, issued by Essex Corporation.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ESSEX CORPORATION
                                            (Registrant)



                                            /S/ JOSEPH R. KURRY, JR.
DATE:  December 11, 2003                       Joseph R. Kurry, Jr.
                                            ------------------------------------
                                            Sr. Vice President, Treasurer and
                                            Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit
NUMBER      DESCRIPTION



99.1        Press Release dated December 11, 2003, issued by Essex Corporation.